Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 91 to the registration statement on Form N-1A (“Registration Statement”) of our reports dated February 23, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of the Absolute Asia Dynamic Equity Fund, CGM Advisor Targeted Equity Fund, Hansberger International Fund, Natixis Income Diversified Portfolio, Natixis Oakmark Global Fund, Natixis Oakmark International Fund, Natixis U.S. Diversified Portfolio, and Vaughn Nelson Small Cap Value Fund, each a series of Natixis Funds Trust I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Performance”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

May 2, 2011